SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

General Magic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

420 North Mary Avenue
Sunnyvale, California 94085

NOTICE OF CONTINUATION OF SPECIAL MEETING OF STOCKHOLDERS
March 22, 2002

Dear Stockholder:

         You are hereby notified that the March 12, 2002 adjournment of the February 26, 2002 Special Meeting of Stockholders of General Magic, Inc. (the “Company”) will be further adjourned to March 22, 2002, at 2:00 p.m. Pacific Standard Time at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California, for the following purposes:

1.	To approve the issuance, on or before May 30, 2002, of those shares of the Company’s Common Stock equal to 20% or more of the outstanding Common Stock or voting power of the Company before the issuance, in one or more transactions, of up to a maximum of 50,000,000 shares of the Company’s Common Stock (or securities convertible into or exercisable for Common Stock) for an aggregate offering price of up to $20,000,000, at a maximum discount to market of up to 20%.

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized Common Stock of the Company from 150,000,000 shares to 200,000,000 shares.

3.	To transact such other business as may properly come before the meeting.

         Although the Company has been informed by its proxy solicitation firm that it is likely that a quorum for the conduct of business will be present at the March 12, 2002 reconvening of the adjourned Special Meeting, in order to give stockholders who have not yet voted their shares time to vote their shares, this notice is being sent to all stockholders of record as of the January 11, 2002 record date prior to the March 22, 2002 reconvening of the adjourned Special Meeting.

         The Company is hereby giving you notice that, pursuant to Section 1.4 of the Company’s Bylaws and Section 216 of the Delaware General Corporation Law, only one-third of the shares entitled to vote in person or by proxy at the March 12, 2002 reconvening of the adjourned Special Meeting shall be necessary to constitute a quorum for such Meeting.

         Stockholders of record at the close of business on January 11, 2002 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal executive offices of the Company.

By Order of the Board of Directors,

MARY E. DOYLE Secretary

Sunnyvale, California
March 4, 2002

PROXY

GENERAL MAGIC, INC.

420 NORTH MARY AVENUE, SUNNYVALE, CALIFORNIA 94085

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Kathleen M. Layton and Mary E. Doyle (the “Proxies”), and each of them, each with the power to appoint a substitute, and hereby authorizes each of them to represent and vote as designated on the reverse side all the shares of common and preferred stock of General Magic, Inc. (the “Company”) held of record by the undersigned on January 11, 2002 at the Special Meeting of Stockholders to be held on February 26, 2002 at 2:00 p.m., local time, at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California, or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☑	Please mark votes as in this example.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposal Nos. 1 and 2.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐

		FOR	AGAINST	ABSTAIN

1.	To approve the issuance, on or before June 30, 2002, of those shares of the Company’s Common Stock equal to 20% or more of the outstanding Common Stock or voting power of the Company before the issuance, in one or more transactions, of up to a maximum of 50,000,000 shares of the Company’s Common Stock (or securities convertible into or exercisable for Common Stock) for an aggregate offering price of up to $20,000,000, at a maximum discount to market of up to 20%.	☐	☐	☐

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized Common Stock from 150,000,000 shares to 200,000,000 shares.	☐	☐	☐

3.	At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: